Exhibit 10.4
TRANSITION AGREEMENT AND RELEASE
This Transition Agreement and Release (this “Agreement”) is made by and between Loretta Itri (“Executive”) and Aadi Bioscience, Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Executive is employed by the Company;
WHEREAS, Executive signed an Executive Employment Agreement with the Company dated October 19, 2021 (the “Employment Agreement”);
WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on October 21, 2021 (the “Confidentiality Agreement”);
WHEREAS, the Company granted Executive options to purchase shares of the Company’s Common Stock on October 21, 2021, April 1, 2022, March 1, 2023, March 1, 2024, and March 1, 2024 (the “Options”), with each of the Options subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan (the "Plan”) and a stock option agreement thereunder between Executive and the Company (the “Option Agreements”), and the Company granted Executive awards of restricted stock units covering shares of the Company’s Common Stock on March 1, 2024 (the “RSU Award”), subject to the terms of the Plan and a restricted stock unit award agreement thereunder between Executive and the Company (the “RSU Award Agreement”, and collectively with the Plan and the Option Agreements, the “Stock Agreements”);
WHEREAS, Executive informed the Company that Executive has decided to resign Executive’s employment voluntarily, effective October 1, 2024 (the “Resignation Date”), at which point Executive’s employment will end;
WHEREAS, the Parties wish to provide for Executive’s orderly transition of the day-to-day duties of Executive’s position with the Company until the Resignation Date; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with, transition from, or resignation from employment;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
COVENANTS
1.Consideration.
a.Continued Employment; Services. The Company agrees that beginning on the Effective Date, the Company will continue to employ Executive as an at-will employee through the Resignation Date (such period the “Transition Period”). During the Transition Period, Executive will continue receiving Executive’s regular base salary, Executive will continue to vest in all outstanding equity awards according to their terms, and Executive will be eligible to participate in then-available Company benefit plans at the same level as Executive would have been eligible to participate in such plans immediately prior to the start of the Transition Period, subject to the terms and conditions, including eligibility requirements, of such plans. Executive agrees that during the Transition Period, Executive will continue to perform Executive’s full time responsibilities and duties associated with her position, and work in good faith with the Company to complete open projects, transition Executive’s responsibilities,

Exhibit 10.4
facilitate the knowledge transfer of items within Executive’s area of responsibility, and provide other services as may be reasonably requested by the Company (the “Services”).
b.Supplemental Release Consideration. Subject to Executive complying with the terms of this Agreement, providing the Services to the Company’s reasonable satisfaction, and executing and not revoking the Supplemental Release attached hereto as Exhibit A (the “Supplemental Release”), the Company agrees to: (i) pay Executive a total of Seven Hundred Eighty-Four Thousand, Five Hundred Thirty-Five Dollars and Fifty-Five Cents ($784,535.55), less applicable withholdings (the “Separation Pay”), which amount approximately equals twelve (12) months of Executive’s base salary plus Executive’s 2024 target annual bonus; and (ii) pay Executive a lump sum amount of $59,808.96, which amount approximately equals the cost of the payments Executive will make for COBRA coverage for a period of eighteen (18) months, which shall be paid on the Supplemental Release Effective Date (as defined in the Supplement Release Agreement Attached hereto)” . The Separation Pay will be paid in equal installments in accordance with the Company’s regular payroll practices beginning as of the sixty-first (61st) day following the Resignation Date and continuing until twelve (12) months from the Resignation Date. For the avoidance of doubt, the first such payment will include payment for the period from the Resignation Date to the first payment date.
c.Supplemental Release Agreement. In exchange for the Supplemental Release Consideration, Executive agrees to execute, within seven (7) calendar days after the Resignation Date, the Supplemental Release attached hereto as Exhibit A; provided, however, the Parties agree to modify the Supplemental Release to comply with any new laws that become applicable prior to the end of the Transition Period. Executive understands and agrees that Executive will only be entitled to the consideration set forth in Section 1.b. if Executive executes the Supplemental Release within the time allotted in this Section 1.c.
d.Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1. Accordingly, Executive acknowledges that without this Agreement, Executive would not be entitled to any employment (or compensation for such employment) during the Transition Period. Executive further acknowledges and agrees that Executive’s voluntary resignation from the Company will not entitle Executive to any severance, notice, or other post-employment benefits, including under the Employment Agreement, except as set forth herein.
2.Benefits. Executive’s health insurance benefits shall cease on October 31, 2024, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Resignation Date. For the avoidance of doubt, notwithstanding the termination of Executive’s employment on the Resignation Date, Executive’s Options and RSU Awards shall continue to vest, as provided in the Stock Agreements, if Executive is otherwise then a “Service Provider” under the Plan.
3.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, as of the date of signing this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
4.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates,

Exhibit 10.4
benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.any and all claims relating to, or arising from, Executive’s right to purchase, actual purchase, or ownership of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the New York State Human Rights Law; the New York Executive Law; the New York Civil Practice Law and Rules; the New York Labor Law; the New York Civil Rights Law; the New York State Worker Adjustment and Retraining Notification Act; Article 23-A of the New York Correction Law; Section 125 of the New York Workers’ Compensation Law; the New York City Human Rights Law; and the New York City Administrative Code;
e.any and all claims for violation of the federal or any state constitution;
f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive from the Company; and
h.any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Executive may have to unemployment compensation benefits or workers’ compensation benefits.

Exhibit 10.4
Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section. Further, notwithstanding any of the foregoing, nothing in this Agreement releases any rights or claims Executive may have under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act, but Executive acknowledges that Executive will release such claims upon executing the Supplemental Release.
5.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
6.Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, noncompetition, and nonsolicitation of Company employees. Executive agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Executive specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
7.No Cooperation. Subject to the Protected Activity Not Prohibited Section below, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in the Supplemental Release. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.
8.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement or the Supplemental Release (unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver under the ADEA in the Supplemental Release) or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the Supplemental Release Consideration and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to the Supplemental Release and such amount shall serve as full and

Exhibit 10.4
complete consideration for the promises and obligations assumed by Executive under this Agreement, the Supplemental Release, and the Confidentiality Agreement.
9.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
10.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
11.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. EXECUTIVE AGREES THAT EXECUTIVE MAY ONLY BRING ANY SUCH ARBITRATION IN EXECUTIVE’S INDIVIDUAL CAPACITY. SUCH ARBITRATION WILL OCCUR IN NEW YORK COUNTY, BEFORE JAMS UNDER ITS APPLICABLE RULES AND PROCEDURES (“JAMS RULES”) AND NEW YORK LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEW YORK LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW YORK LAW, NEW YORK LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE WRITTEN, FINAL, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER

Exhibit 10.4
PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
12.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the COBRA reimbursements set forth in Section 1.b. above. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on such reimbursement and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay, or Executive’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
13.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.
14.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
15.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement or the Supplemental Release shall in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement and the Supplemental Release, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating with, cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s

Exhibit 10.4
written consent shall constitute a material breach of this Agreement. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.
16.No Representations. Executive represents that Executive has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
17.Severability. In the event that any provision or any portion of any provision of this Agreement, the Supplemental Release, or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement and the Supplemental Release shall continue in full force and effect without said provision or portion of provision.
18.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the ADEA waiver in the Supplemental Release, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Supplemental Release, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
19.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Employment Agreement, with the exception of the Confidentiality Agreement and the Stock Agreements.
20.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.
21.Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of New York.
22.Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive, and returned to the Company, by September 16, 2024. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).
23.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature.

Exhibit 10.4
24.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:
(a) Executive has read this Agreement;
(b) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(c) Executive understands the terms and consequences of this Agreement and of the releases it contains; and
(d) Executive is fully aware of the legal and binding effect of this Agreement.

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Exhibit 10.4

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

         LORETTA ITRI, an individual

Dated: September 16, 2024           /s/ Loretta Itri
         Loretta Itri

        AADI BIOSCIENCES, INC.

Dated: September 16, 2024         By /s/ David Lennon
         David J. Lennon, Ph.D.
         President & Chief Executive Officer

Exhibit 10.4
EXHIBIT A OF TRANSITION AGREEMENT

SUPPLEMENTAL RELEASE

This Supplemental Release (the “Supplemental Release”) is made by and between Loretta Itri (“Executive”) and Aadi Biosciences, Inc. (the “Company”) (jointly, Executive and the Company referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms not defined herein have the meaning ascribed to them in the Transition Agreement.
1.Consideration; Release of Claims. In consideration for the Supplemental Release Consideration set forth in Section 1 of the Transition Agreement and Release signed between Executive and the Company in or around September 2024 (the “Transition Agreement”), Executive hereby extends Executive’s release and waiver of claims to any claims that may have arisen between the Effective Date and the Supplemental Release Effective Date (as defined below), as well as all claims under the ADEA.
2.Incorporation of Terms of Transition Agreement. The Parties further acknowledge that the terms of the Transition Agreement shall apply to this Supplemental Release and are incorporated herein in full to the extent that they are not inconsistent with the express terms of this Supplemental Release.
3.Stock. The Parties agree that Executive will be considered to have vested in the Options and RSU Award only through the Resignation Date. Executive acknowledges that as of the Resignation Date, Executive will have vested in a total of 294,283 shares subject to the Options and no shares subject to the RSU Award. The Options and RSU Award shall continue to be governed by the terms and conditions of the applicable Stock Agreements. For the avoidance of doubt, notwithstanding the termination of Executive’s employment on the Resignation Date, Executive’s Options and RSU Awards shall continue to vest, as provided in the Stock Agreements, if Executive is otherwise then a “Service Provider” under the Plan.
4.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the Supplemental Release Consideration, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.
5.Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Supplemental Release. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Supplemental Release; (b) Executive has had more than twenty-one (21) days within which to consider this Supplemental Release; (c) Executive has seven (7) days following Executive’s execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release or the Transition Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor

Exhibit 10.4
does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Executive acknowledges and understands that any revocation of this Supplemental Release must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Supplemental Release Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.Nondisparagement. Subject to the Protected Activity Not Prohibited Section, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall provide only Executive’s last position and dates of employment.
7.Return of Company Property. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all Company property and information, and, to the extent any additional copies of Company property or information is on Executive’s personal devices or storage spaces, Executive has taken all necessary steps to permanently delete or destroy all such property and documents from such locations, with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Executive, which Executive may keep.
8.Effective Date. Executive understands that this Supplemental Release shall be null and void (i) if executed by Executive before the Resignation Date or (ii) if not executed by Executive within seven (7) days following the Resignation Date. This Supplemental Release will become effective on the eighth (8th) day after Executive signs this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Supplemental Release Effective Date”).
9.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Supplemental Release voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Supplemental Release; (b) Executive (i) has seven (7) days following the Resignation Date in which to sign this Supplemental Release, and (ii) Executive cannot sign this Supplemental Release before the Resignation Date; (c) Executive has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Supplemental Release and of the releases it contains; (e) Executive is fully aware of the legal and binding effect of this Supplemental Release; and (f) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release.
IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.
            LORETTA ITRI, an individual

Dated: ________________
                   Loretta Itri

            AADI BIOSCIENCES, INC.

Dated: _______________             By
             David J. Lennon, Ph.D.
             President & Chief Executive Officer